UNITED STATES

SECURITIES AND EXCHANE COMMISSION

Washington, D.C. 20549

FORM 8-K

.

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 18, 2018

PETROGRESS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55854	27-2019626
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

757 Third Avenue, Suite 2110, New York, New York		10017
(Address of Principal Executive Office)		(Zip Code)

Registrant's telephone number, including area code: 212-376-5228

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 9, 2018, Petrogress, Inc. the (“Company”) filed an amendment (the “Amendment”) to the Company’s Certificate of Incorporation with the Delaware Secretary of State to (a) effect a reverse stock split of the Company’s Common Stock at a ratio of one-for-100, (b) reduce the number of authorized shares of Common Stock from 490,000,000 to 19,000,000 and (c) reduce the number of authorized shares of Preferred Stock from 10,000,000 to 1,000,000. The Amendment took effect on July 18, 2018. No fractional shares will be issued as a result of the Amendment. In lieu of issuing additional shares, all stockholders who would be entitled to receive fractional shares as a result of the reverse stock split will receive cash payment for their fractional shares. There was no change in the par value of our Common Stock or Preferred Stock.

The foregoing description is qualified in its entirety by the Amendment which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibit is filed with this report on Form 8-K.

Exhibit	Description

3.1	Certificate of Amendment to Certificate of Incorporation as filed on July 9, 2018 with the State of Delaware

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

July 19, 2018

PETROGRESS, INC.

 /s/ Christos Traios

Christos Traios, President and CEO